                                                                  Exhibit 10.25
                                    Agreement



          AGREEMENT made and entered into as of the 15th day of June, 1995 by and between THE GRAND UNION COMPANY, a Delaware corporation having its principal executive offices at 201 Willowbrook Boulevard, Wayne, New Jersey 07470 ("Grand Union") and Kenneth R. Baum, an individual residing at _________________________ ("Executive").

          WHEREAS, Executive is a key employee of Grand Union, and

          WHEREAS, Executive and Grand Union have previously entered into a Non-Competition and Confidentiality Agreement dated August 25, 1993 (the "Prior Agreement"), and

          WHEREAS, in view of the bankruptcy filing by Grand Union and the changes in the terms and conditions of Executive's employment as a result of such filing, and in order to protect and maintain Grand Union's legitimate business interests, the parties deem it desirable to amend and restate the Prior Agreement in accordance with the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Executive and Grand Union agree as follows:

          1. The Prior Agreement is hereby superseded in its entirety by this Agreement.

          2. During the term of Executive's employment with Grand Union and, if such employment is voluntarily terminated by Executive (other than on account of a Constructive Termination), for a period of two (2) years after the date of such termination, Executive shall not directly or indirectly own, invest in (other than a less-than-1% interest of), act as a principal or partner of, operate, and/or be employed by or otherwise perform services for any entity operating one or more supermarkets within a ten (10) mile radius of any Grand Union store if the aggregate of such Grand Union stores

  (x) represent ten percent (10%) or more of the total number of Grand Union stores operating at the date of such termination or (y) account for ten percent (10%) or more of the annual sales volume of Grand Union for the fiscal year immediately preceding the year of such termination. For this purpose, (a) "supermarket" means any store which is part of a supermarket or combination store chain or is a warehouse club selling grocery and perishable items to the public, (b) an entity operating supermarkets includes any wholesaler to independently-owned supermarkets operating under the same tradename, and (c) "Constructive Termination" means (i) either an involuntary reduction in base salary that exceeds 5% in any year, or an involuntary removal from sole possession of the position of Senior Vice President and Chief Financial Officer, or (ii) any involuntary transfer that would require relocation outside of the current operating area of Grand Union.

          3. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of Grand Union and its successors and assigns and to Executive and his heirs, executors, legal representatives and beneficiaries.

          4. This Agreement shall not be construed as providing Executive with the right to be retained in Grand Union's employ and shall not otherwise affect Grand Union's right to terminate Executive's employment.

          5. This Agreement may be amended, superseded or cancelled, or any of the terms or provisions hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement, or waives the terms thereof, executed by Executive and Grand Union.

          6. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements to be performed wholly therein, without regard to the choice of law principles thereof. The parties have specifically directed their attention to the laws of the State of New Jersey and recognize that this Agreement by its terms has applicability outside the State of New

  Jersey. In the event that this Agreement is sought to be enforced in any jurisdiction other than the State of New Jersey, the parties intend that the courts of such jurisdiction apply New Jersey law except that, with respect to the provisions of Section 2, the parties intend that either the law of the State of New Jersey or the law of the jurisdiction in which such provisions are sought to be enforced, whichever shall be more favorable to the enforcement of such provisions, shall be applied.

     7. Executive acknowledges that he has read and fully understands this Agreement and enters into this Agreement voluntarily and with the benefit of advice of counsel.

     8. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, writings and negotiations among the parties with respect thereto. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Grand Union and Executive have executed this Agreement to be effective on the date first written above.

                                        THE GRAND UNION COMPANY

                              By:  /s/  Gilbert Vuolo
                                   -------------------------------
Attest:

/s/  John W. Schroeder
- ----------------------


                                   /s/  Kenneth R. Baum
                                   -------------------------------
                                   Kenneth R. Baum, Executive


Attest:

/s/  John W. Schroeder
- -----------------------


                                        4